Exhibit 23(a)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 2006, except for Note 17 as to which the date is March 3, 2006, relating to the financial statements and financial statement schedule of Tim Hortons Inc. (the "Company"), which appears in the Company’s Registration Statement on Form S-1 (Registration No. 333-130035).
/s/ PricewaterhouseCoopers LLP
Columbus, Ohio
April 28, 2006